UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2025

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2025, DoorDash, Inc. (“DoorDash” or the “Company”) issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “Code”), disclosing that the board of directors of the Company (the “Company Board”) and the board of directors of Deliveroo plc (the “Deliveroo Board”), a company incorporated in England and Wales (“Deliveroo”), had reached agreement on the terms of a recommended final cash offer by the Company for the entire issued and to be issued share capital of Deliveroo (the “Transaction”). In connection with the Transaction, (i) the Company and Deliveroo entered into a Co-operation Agreement, dated as of May 6, 2025 (the “Co-operation Agreement”); (ii) the Company, as borrower, entered into a Bridge Term Loan Credit and Guaranty Agreement, dated as of May 6, 2025 (as amended, restated, supplemented or modified from time to time, the “Bridge Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and the lenders party thereto; and (iii) in connection with the Transaction and prior to the Rule 2.7 Announcement, the Company, JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), and J.P. Morgan Securities plc entered into an Escrow Agreement (the “Escrow Agreement”).

Rule 2.7 Announcement

On May 6, 2025, the Company issued the Rule 2.7 Announcement disclosing that the Company Board and the Deliveroo Board had reached agreement on the terms of the Transaction. The Transaction will be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “UK Companies Act”). Under the terms of the Transaction, Deliveroo shareholders will be entitled to receive 180 pence in cash for each Deliveroo share held.

The Transaction will be subject to conditions and certain further terms, including, among others: (i) the approval of the Scheme by a majority in number of Deliveroo shareholders also representing not less than 75% in value of the Deliveroo shares, in each case present and voting, either in person or by proxy, at the Deliveroo shareholders’ meeting; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales; (iii) the Scheme becoming effective no later than May 6, 2026 (the “Long-Stop Date”); and (iv) the receipt of regulatory approvals. The conditions to the Transaction are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction or waiver of all relevant conditions, it is expected that the Transaction will be completed in the fourth calendar quarter of 2025.

The Company has reserved the right, subject to the prior consent of the UK Panel on Takeovers and Mergers (and to the terms of the Co-operation Agreement), to elect to implement the Transaction by way of a takeover offer (as such term is defined in the UK Companies Act) (a “Takeover Offer”).

The financial terms of the Transaction are final and will not be increased, except that the Company reserves the right to increase the consideration payable under the Transaction and/or otherwise improve the terms of the Transaction if there is an announcement on or after the date of the Rule 2.7 Announcement of a possible offer or a firm intention to make an offer for Deliveroo by any third party. The Company reserves the right (with the consent of the Takeover Panel, if required), and while the Co-operation Agreement is continuing, subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer.

The foregoing summary of the Rule 2.7 Announcement is subject to, and qualified in its entirety by, the text of the Rule 2.7 Announcement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Co-operation Agreement

On May 6, 2025, the Company and Deliveroo entered into the Co-operation Agreement in connection with the Transaction. Pursuant to the Co-operation Agreement, the Company and Deliveroo agreed to use all reasonable endeavors for the purposes of obtaining any regulatory authorizations which are required to implement the Transaction, and to cooperate with each other in preparing required offering documents and other matters. In addition, the Co-operation Agreement contains provisions that will apply in respect of certain employee-related matters and Deliveroo’s employee equity plans.

The foregoing summary of the Co-operation Agreement is subject to, and qualified in its entirety by, the text of the Co-operation Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Irrevocable Undertakings

On May 5, 2025, and May, 6 2025, respectively, Greenoaks Capital Opportunities Fund, L.P. and DST Managers V Limited each delivered to the Company a deed of irrevocable undertaking (collectively, the “Shareholder Undertakings”) under which each such shareholder agrees, among other things, to vote its Deliveroo shares in favor of the Scheme and against any proposal that would impede or frustrate the Transaction. The Shareholder Undertakings represent an aggregate of 134,215,341  Deliveroo shares, or approximately 8.967% of Deliveroo’s outstanding shares as of May 2, 2025.

In addition, on May 6, 2025, each member of the Deliveroo Board that holds Deliveroo shares delivered to the Company a deed of irrevocable undertaking (collectively, the “Director Undertakings” and, together with the Shareholder Undertakings, the “Irrevocable Undertakings”) under which each such director agrees, among other things, to vote his or her Deliveroo shares in favor of the Scheme and against any proposal that would impede or frustrate the Transaction. The Director Undertakings represent an aggregate of 96,727,659 Deliveroo shares, or approximately 6.462% of Deliveroo’s outstanding shares as of May 2, 2025.

The Shareholder Undertakings and the Director Undertakings will remain in effect if the Company and Deliveroo elect to effect the Transaction by way of a Takeover Offer and will cease to be binding in certain circumstances, in each case as further described therein.

The foregoing summary of the Irrevocable Undertakings is subject to, and qualified in its entirety by, the text of (i) the Form of Deed of Director Irrevocable Undertaking, which is filed as Exhibit 2.3 hereto and incorporated herein by reference, (ii) the Deed of Irrevocable Undertaking, dated as of May 5, 2025, by and between the Company and Greenoaks Capital Opportunities Fund, L.P., which is filed as Exhibit 2.4 hereto and incorporated herein by reference, and (iii) the Deed of Irrevocable Undertaking, dated as of May 6, 2025, by and between the Company and DST Managers V Limited, which is filed as Exhibit 2.5 hereto and incorporated herein by reference.

Bridge Credit Agreement

The information set forth in Item 2.03 regarding the Bridge Credit Agreement is incorporated by reference into this Item 1.01.

Escrow Agreement

Pursuant to the Escrow Agreement, the Company deposited in escrow an amount in cash with the Escrow Agent in order to partially fund the cash consideration payable by the Company in connection with the Transaction and to satisfy certain requirements pursuant to the Code to evidence certainty of funding for the Transaction, which may be converted from United States Dollars (“USD”) into Pounds Sterling (“GBP”) pursuant to a deal-contingent foreign exchange forward transaction entered into by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bridge Credit Agreement

Pursuant to the Bridge Credit Agreement, the lenders agreed to provide the Company certain borrowings in an aggregate amount of up to $2.85 billion on the terms and conditions set forth in the Bridge Credit Agreement in order to, among other things, partially finance the cash consideration payable by the Company in connection with the Transaction. Such amount in USD, or a portion of such USD amount, may be converted into GBP, being the currency in which the cash consideration payable by the Company in connection with the Transaction is required to be made, pursuant to a deal-contingent foreign exchange forward transaction entered into by the Company, which forward transaction (or similar transaction) will be maintained by the Company through the consummation of the Transaction. From the date on which the Bridge Credit Agreement is signed until the Long-Stop Date or, if earlier, the occurrence of certain customary draw-stop triggers consistent with the requirements of the Code, the lenders under the Bridge Credit Agreement shall not be entitled to (among other things) cancel their commitments, terminate the Bridge Credit Agreement, exercise any right of netting, set-off or counterclaim, refuse to make available a loan under the Bridge Credit Agreement or take any other action or step to the extent to do so would prevent or limit the making of such loan on the closing date of the Transaction.

The Bridge Credit Agreement contains customary representations and warranties, events of default and affirmative and negative covenants for transactions of this type. The Company’s obligations under the Bridge Credit Agreement are guaranteed by certain of its domestic subsidiaries meeting materiality thresholds set forth in the Bridge Credit Agreement.

To the extent any borrowings are made under the Bridge Credit Agreement, such loans will mature on the date that is 364 days after the closing date of the Transaction and bear interest, at the Company’s option, at a per annum rate equal to (i) the base rate plus a spread of either 0.625% or 0.750% or (ii) an adjusted term Secured Overnight Financing Rate (“SOFR”) plus a spread of either 1.625% or 1.750%, in each case, with the spread determined based on the Company’s senior, unsecured debt ratings. Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted term SOFR. The Company is also obligated to pay customary administration fees, syndication fees, commitment fees, ticking fees, and duration fees for a credit facility of this size and type.

The foregoing summary of the Bridge Credit Agreement is subject to, and qualified in its entirety by, the text of the Bridge Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 6, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Rule 2.7 Announcement
2.2	Co-operation Agreement
2.3	Form of Deed of Director Irrevocable Undertaking
2.4	Deed of Irrevocable Undertaking, dated as of May 5, 2025, by and between the Company and Greenoaks Capital Opportunities Fund, L.P.
2.5	Deed of Irrevocable Undertaking, dated as of May 6, 2025, by and between the Company and DST Managers V Limited
10.1*
Bridge Term Loan Credit and Guaranty Agreement, dated as of May 6, 2025, among the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, sole lead arranger and sole bookrunner

99.1	Press Release issued May 6, 2025 by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain annexes, schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

Further Information; No Offer or Solicitation

This Form 8-K is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation or the solicitation of an offer to purchase or subscribe for or otherwise acquire, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise. The Transaction will be implemented solely through and on the terms set out in the Scheme document and the accompanying forms of proxy (or, in the event that the Transaction is to be implemented by means of a Takeover Offer, the offer document and accompanying form of acceptance), which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of, or to accept, the Transaction. Any approval, decision, vote or other response to the Transaction should be made only on the basis of the information in the Scheme document (or if the Transaction is implemented by way of a Takeover Offer, the offer document). Deliveroo shareholders are strongly advised to read the formal documentation in relation to the Transaction once it has been despatched.

Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K (including information incorporated by reference in this Form 8-K) may contain certain “forward-looking statements” with respect to the Company and Deliveroo. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “forecast”, “aim”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning or the negative thereof. Forward-looking statements include, but are not limited to, statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies of the Company and the expansion and growth of Deliveroo and potential synergies resulting from the Transaction; and (iii) the effects of global economic conditions and governmental regulation on the Company or Deliveroo’s business.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or developments to differ materially from those expressed in or implied by such forward-looking statements. These factors include, but are not limited to: the ability to complete the Transaction, the ability to obtain requisite regulatory and shareholder approvals, the ability to obtain funding under the Bridge Credit Agreement, changes in the global political, economic, business and competitive environments and in market and regulatory forces, changes in future exchange and interest rates, changes in tax rates, future business combinations or disposals, changes in general economic and market conditions in the countries in which the Company and Deliveroo operate, weak, volatile or illiquid capital and/or credit markets, interest rate and currency value fluctuations, the degree of competition in the geographic and business areas in which the Company and Deliveroo operate, changes in laws or in other supervisory expectations or requirements and other risks and uncertainties more fully described under the section entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q. Other unknown or unpredictable factors could cause actual results to differ materially from those expected, estimated or projected in the forward-looking statements. These forward-looking statements are based on numerous assumptions regarding present and future strategies and environments. None of the Company, Deliveroo nor any of their respective associates, directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Form 8-K will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to the Company or Deliveroo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Form 8-K. The Company and Deliveroo assume no obligation to update publicly or revise forward-looking or other statements contained in this Form 8-K, whether as a result of new information, future events or otherwise, except to the extent legally required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: May 6, 2025	By:	/s/ Tia Sherringham
	Name:	Tia Sherringham
	Title:	General Counsel and Secretary